EXHIBIT 9

MONY Life Insurance Company

1740 Broadway

New York, NY 10019

May 3, 2004

Board of Directors

MONY Life Insurance Company of America

1740 Broadway

New York, New York 10019

To the Board of Directors:

In my capacity as Vice President-Chief Operations Counsel of MONY Life Insurance Company, I have supervised the preparation of Post-Effective Amendment No. 6 to the registration statement on Form N-4 of the MONY America Variable Account A (File No. 333-72632) (the “Account”) to be filed by MONY Life Insurance Company of America (the “Company”) with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940. Such registration statement describes a certain individual flexible payment variable annuity contract, purchase payments under which can be allocated to available subaccounts of the Account.

I am of the following opinion:

1.	The Company has been duly organized under the laws of the State of Arizona and is a validly existing corporation.

2.	The individual flexible premium variable annuity contracts, when issued in accordance with the prospectus contained in the aforesaid registration statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms.

3.	The Account is duly created and validly existing as a separate account of the Company pursuant to Arizona law.

4.	The assets held in the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business the Company may conduct.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statement and to the reference to me under the caption “Legal Opinion” in the statement of additional information contained in said registration statement.

Very truly yours,

/S/ DAVID S. WALDMAN

David S. Waldman

Vice President-Chief Operations Counsel

of Mony Life Insurance Company